Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-270476) and Registration Statement on Form S-1 (No. 333-270087) of MamaMancini’s Holdings, Inc. of our report dated April 26, 2023 with respect to our audits of the consolidated financial statements appearing in this Annual Report on Form 10-K of MamaMancini’s Holding, Inc. as of January 31, 2023 and 2022, and for the years then ended.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

April 26, 2023